Exhibit 99.1

Planar Reports Fiscal Fourth Quarter and Full Year 2014 Financial Results

36% Increase in Fiscal 2014 Digital Signage Product Sales Drives $0.27 in full year Non-GAAP EPS

BEAVERTON, Ore. – November 5, 2014 – Planar Systems, Inc. (NASDAQ: PLNR), a global leader in display and digital signage technology, reported financial results for the fiscal fourth quarter and year ended September 26, 2014.

Fiscal Q4 2014 Highlights

•	Digital Signage (DS) product sales increased 18% from the prior quarter and 42% from the same year-ago quarter to $25.2 million.

•	Commercial and Industrial (C&I) product sales increased 26% from the prior quarter and 2% from the same year-ago quarter to $28.4 million.

•	Non-GAAP net income totaled $3.1 million or $0.14 per diluted share, an improvement from $1.0 million or $0.05 per diluted share in the same year-ago quarter (see reconciliation table, below).

•	EBITDA, a non-GAAP metric, increased 117% from the prior quarter and 116% from the same year-ago quarter to $3.5 million.

Fiscal Q4 2014 Financial Results

Total revenue increased 17% year on year to $53.6 million compared to the fourth quarter of fiscal 2013. Revenue was driven by a 42% increase in sales of DS products, which totaled $25.2 million in the fourth fiscal quarter of 2014, compared to $17.7 million in the same period a year ago. Sales of C&I products increased 2% to $28.4 million compared to $28.0 million in the fourth quarter of fiscal 2013.

Consolidated gross profit margin as a percentage of sales (on a non-GAAP basis) was 26%, an increase from 22% in the fourth quarter of 2013 (see reconciliation table, below). The improvement was due to an increase in sales of higher margin DS products, as well as higher gross profit rates on sales of DS products compared to the prior year-ago quarter.

Non-GAAP operating expenses were $10.7 million compared to $9.1 million in the same quarter last year (see reconciliation table, below), primarily due to higher sales and marketing expenses.

GAAP net income totaled $2.2 million or $0.10 per diluted share, an improvement from a GAAP net loss of $207,000 or $(0.01) in the fourth quarter of fiscal 2013.

Non-GAAP net income totaled $3.1 million or $0.14 per diluted share, an improvement from non-GAAP net income of $1.0 million or $0.05 per diluted share in the same year-ago quarter (see reconciliation table, below).

Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, and amortization of non-cash stock-based compensation) increased 116% to $3.5 million from $1.6 million in the fourth quarter of fiscal 2013 (see reconciliation table, below).

At quarter-end, the company’s cash balance was $13.1 million, an increase of 13% compared to $11.5 million at June 27, 2014.

Fiscal 2014 Financial Results

Total revenue increased 7% to $179.0 million compared to fiscal 2013, driven by a 36% increase in the sale of DS products, which totaled $84.5 million compared to $62.1 million a year ago. The increase in total revenue was partially offset by a 10% decrease in sales of C&I products to $94.5 million compared to fiscal 2013. The anticipated decrease in C&I revenue was primarily due to lower sales of touch monitors and high-end home products, partially offset by higher sales of custom C&I displays.

Consolidated gross profit margin as a percentage of sales (on a non-GAAP basis) increased to 25% from 22% in the fiscal year of 2013 (see reconciliation table, below).

Non-GAAP operating expenses were $38.5 million compared to $37.6 million in fiscal 2013 (see reconciliation table, below). The increase was primarily due to higher sales and marketing expenditures.

GAAP net income totaled $3.8 million or $0.18 per diluted share, an improvement from a GAAP net loss of $6.5 million or $(0.31) in fiscal 2013.

Non-GAAP net income totaled $5.8 million or $0.27 per diluted share, a significant improvement from non-GAAP net income of $387,000 or $0.02 per diluted share in fiscal 2013 (see reconciliation table, below).

Non-GAAP EBITDA increased 305% to $7.9 million from $1.9 million in fiscal 2013 (see reconciliation table, below).

Management Commentary

“In fiscal 2014, we made significant progress on our strategic transformation into a higher-growth and more profitable company,” said Gerry Perkel, the company’s president and chief executive officer. “This was evident from the several milestones we achieved for the year, including record digital signage product sales, significant gross profit improvement, and company-wide profitability.

“Looking ahead, our expectations for fiscal 2015 remain high as we build on the operational and financial momentum we achieved last year. We continue to expect strong growth in our digital signage products, which we believe will drive higher gross profits and EPS expansion.”

Business Outlook

Planar expects to see continued strong revenue growth from digital signage and custom C&I products in the fiscal first quarter of 2015. Therefore, the company anticipates revenue in the fiscal first quarter of 2015 to range between $55 million and $58 million, which would represent total revenue growth of 36% to 43% compared to the first fiscal quarter of 2014. Non-GAAP net income for the first fiscal quarter of 2015 is expected to range between $0.15 and $0.18 per share, compared to $0.05 per share in the first quarter of fiscal 2014.

Conference Call

Management will discuss the results of operations and the business outlook on a conference call later today (November 5, 2014) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time).

Planar’s CEO Gerry Perkel and CFO Ryan Gray will host the call, followed by a question and answer period.

U.S. dial-in: (888) 713-4215

International dial-in: (617) 213-4867

Passcode: 71631544

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website at www.planar.com.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at (949) 574-3860.

A replay of the call will be available after 9:00 p.m. Eastern time on the same day through December 4, 2014.

U.S. replay dial-in: (888) 286-8010

International replay dial-in: (617) 801-6888

Replay ID: 22259781

About Planar Systems

Planar Systems, Inc. (NASDAQ: PLNR) is a global leader in display and digital signage technology, providing premier solutions for the world’s most demanding environments. Retailers, educational institutions, government agencies, businesses, utilities and energy firms, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Planar video walls, large format LCD displays, interactive touch screen monitors and many other solutions are used by the world’s leading organizations in applications ranging from digital signage to simulation and from interactive kiosks to large-scale data visualization. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements under the “Business Outlook” heading relating to the Company’s expected revenue growth, revenue range and non-GAAP income per share range for the first quarter of fiscal 2015. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or weakened domestic and international business and economic conditions; changes or reductions in the demand for products in the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; the extent and timing of any additional expenditures by the Company to address business growth opportunities; any inability to reduce costs or to do so quickly enough, in either case, in response to reductions in revenue; adverse impacts on the Company or its operations relating to or arising from any inability to fund desired expenditures, including due to difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures, increased commoditization or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods including as a result of natural disasters; future production variables resulting in excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Kim Brown Planar Systems, Inc. 503.748.6724 kim.brown@planar.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Note Regarding the Use of non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains non-GAAP financial measures that exclude certain items set forth in the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The exclusions relate primarily to charges of a non-cash nature. Management uses the non-GAAP financial measures for internal managerial purposes, including as a means to compare period-to-period results on a consolidated basis and as a means to evaluate the Company’s results on a consolidated basis compared to those of other companies. In addition, management uses certain of these measures when publicly providing forward-looking statements on expectations regarding future consolidated basis financial results. The Company discloses this information to the public to enable investors to be able to more easily assess the Company’s performance on the same basis applied by management. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Twelve months ended
	Sep. 26, 2014	Sep. 27, 2013	Sep. 26, 2014	Sep. 27, 2013
Sales	$53,618	$45,708	$179,003	$166,809
Cost of Sales	39,953	35,500	135,278	129,454

Gross Profit	13,665	10,208	43,725	37,355
Operating Expenses:
Research and development, net	1,610	1,502	5,883	6,977
Sales and marketing	5,825	4,672	20,739	19,595
General and administrative	3,778	3,253	13,392	12,412
Amortization of intangible assets	—	123	—	565
Restructuring	631	732	662	3,333
Loss on sale of assets	—	—	—	1,314

Total Operating Expenses	11,844	10,282	40,676	44,196
Income (loss) from operations	1,821	(74)	3,049	(6,841)
Non-operating income (expense):
Interest, net	139	53	373	157
Foreign exchange, net	367	(236)	313	(250)
Other, net	(20)	(22)	402	440

Net non-operating income (expense)	486	(205)	1,088	347
Income (loss) before taxes	2,307	(279)	4,137	(6,494)
Provision for income taxes	71	(72)	337	42

Net Income (loss)	$2,236	$(207)	$3,800	$(6,536)

Net Income (loss) per share - basic	$0.10	($0.01)	$0.18	($0.31)
Net Income (loss) per share - diluted	$0.10	($0.01)	$0.18	($0.31)
Weighted average shares outstanding - basic	21,598	21,010	21,376	20,757
Weighted average shares outstanding - diluted	21,971	21,010	21,667	20,757

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	Sep. 26, 2014	Sept. 27, 2013
ASSETS
Cash	$13,068	$11,971
Accounts receivable, net	28,333	22,821
Inventories	26,805	30,003
Other current assets	3,909	2,426

Total current assets	72,115	67,221
Property, plant and equipment, net	5,039	6,434
Other assets	7,250	6,230

	$84,404	$79,885

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$18,176	$17,042
Current portion of capital leases	394	759
Deferred revenue	1,637	1,685
Other current liabilities	12,974	12,848

Total current liabilities	33,181	32,334
Long-term portion of capital leases	—	394
Other long-term liabilities	5,189	5,390

Total liabilities	38,370	38,118
Common stock	188,127	186,202
Retained deficit	(138,508)	(141,735)
Accumulated other comprehensive loss	(3,585)	(2,700)

Total shareholders’ equity	46,034	41,767

	$84,404	$79,885

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	Sep. 26, 2014	Sep. 27, 2013
Gross Profit:
GAAP Gross Profit	13,665	10,208
Share-based compensation	41	9

Total Non-GAAP adjustments	41	9

NON-GAAP GROSS PROFIT	13,706	10,217

NON-GAAP GROSS PROFIT PERCENTAGE	25.6%	22.4%

Research and Development:
GAAP research and development expense	1,610	1,502
Share-based compensation	(24)	(9)

Total Non-GAAP adjustments	(24)	(9)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	1,586	1,493

Sales and Marketing:
GAAP sales and marketing expense	5,825	4,672
Share-based compensation	(72)	(39)

Total Non-GAAP adjustments	(72)	(39)

NON-GAAP SALES AND MARKETING EXPENSE	5,753	4,633

General and Administrative:
GAAP General and Administrative Expense	3,778	3,253
Share-based compensation	(378)	(245)

Total Non-GAAP adjustments	(378)	(245)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	3,400	3,008

Operating Expenses:
GAAP Total Operating Expenses	11,844	10,282
Share-based compensation	(474)	(293)
Amortization of intangible assets	—	(123)
Restructuring charges	(631)	(732)

Total Non-GAAP adjustments	(1,105)	(1,148)

NON-GAAP TOTAL OPERATING EXPENSES	10,739	9,134

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	Sep. 26, 2014	Sep. 27, 2013
Income (Loss) from Operations:
GAAP income (loss) from operations	1,821	(74)
Share-based compensation	515	302
Amortization of intangible assets	—	123
Restructuring charges	631	732

Total Non-GAAP adjustments	1,146	1,157

NON-GAAP INCOME FROM OPERATIONS	2,967	1,083

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	2,307	(279)
Share-based compensation	515	302
Amortization of intangible assets	—	123
Restructuring charges	631	732
Foreign exchange, net	(367)	236

Total Non-GAAP adjustments	779	1,393

NON-GAAP INCOME BEFORE TAXES	3,086	1,114

Depreciation	393	500

NON-GAAP EBITDA	3,479	1,614

Net Income (Loss):
GAAP Net Income (loss)	2,236	(207)
Share-based compensation	515	302
Amortization of intangible assets	—	123
Restructuring charges	631	732
Foreign exchange, net	(367)	236
Income tax effect of reconciling items	43	(185)

Total Non-GAAP adjustments	822	1,208

NON-GAAP NET INCOME	3,058	1,001

GAAP weighted average shares outstanding - basic	21,598	21,010
GAAP weighted average shares outstanding - diluted	21,971	21,010
NON-GAAP weighted average shares outstanding - diluted	21,971	21,708
GAAP Net Income (Loss) per share - basic	$0.10	($0.01)
Non-GAAP adjustments detailed above	0.04	0.06
NON-GAAP NET INCOME PER SHARE (basic)	$0.14	$0.05
GAAP Net Income (Loss) per share - diluted	$0.10	($0.01)
Non-GAAP adjustments detailed above	0.04	0.06
NON-GAAP NET INCOME PER SHARE (diluted)	$0.14	$0.05

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the twelve months ended
	Sep. 26, 2014	Sep. 27, 2013
Gross Profit:
GAAP Gross Profit	43,725	37,355
Share-based compensation	114	84

Total Non-GAAP adjustments	114	84

NON-GAAP GROSS PROFIT	43,839	37,439

NON-GAAP GROSS PROFIT PERCENTAGE	24.5%	22.4%

Research and Development:
GAAP research and development expense	5,883	6,977
Share-based compensation	(58)	(91)

Total Non-GAAP adjustments	(58)	(91)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	5,825	6,886

Sales and Marketing:
GAAP sales and marketing expense	20,739	19,595
Share-based compensation	(213)	(251)

Total Non-GAAP adjustments	(213)	(251)

NON-GAAP SALES AND MARKETING EXPENSE	20,526	19,344

General and Administrative:
GAAP General and Administrative Expense	13,392	12,412
Share-based compensation	(1,274)	(1,036)

Total Non-GAAP adjustments	(1,274)	(1,036)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	12,118	11,376

Operating Expenses:
GAAP Total Operating Expenses	40,676	44,196
Share-based compensation	(1,545)	(1,378)
Amortization of intangible assets	—	(565)
Restructuring charges	(662)	(3,333)
Loss on sale of assets	—	(1,314)

Total Non-GAAP adjustments	(2,207)	(6,590)

NON-GAAP TOTAL OPERATING EXPENSES	38,469	37,606

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the twelve months ended
	Sep. 26, 2014	Sep. 27, 2013
Income (Loss) from Operations:
GAAP income (loss) from operations	3,049	(6,841)
Share-based compensation	1,659	1,462
Amortization of intangible assets	—	565
Restructuring charges	662	3,333
Loss on sale of assets	—	1,314

Total Non-GAAP adjustments	2,321	6,674

NON-GAAP INCOME (LOSS) FROM OPERATIONS	5,370	(167)

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	4,137	(6,494)
Share-based compensation	1,659	1,462
Amortization of intangible assets	—	565
Restructuring charges	662	3,333
Loss on sale of assets	—	1,314
Foreign exchange, net	(313)	250

Total Non-GAAP adjustments	2,008	6,924

NON-GAAP INCOME BEFORE TAXES	6,145	430

Depreciation	1,724	1,515

NON-GAAP EBITDA	7,869	1,945

Net Income (Loss):
GAAP Net Income (loss)	3,800	(6,536)
Share-based compensation	1,659	1,462
Amortization of intangible assets	—	565
Restructuring charges	662	3,333
Loss on sale of assets	—	1,314
Foreign exchange, net	(313)	250
Income tax effect of reconciling items	—	(1)

Total Non-GAAP adjustments	2,008	6,923

NON-GAAP NET INCOME	5,808	387

GAAP weighted average shares outstanding - basic	21,376	20,757
GAAP weighted average shares outstanding - diluted	21,667	20,757
NON-GAAP weighted average shares outstanding - diluted	21,667	21,282
GAAP Net Income (Loss) per share - basic	$0.18	($0.31)
Non-GAAP adjustments detailed above	0.09	0.33
NON-GAAP NET INCOME PER SHARE (basic)	$0.27	$0.02
GAAP Net Income (Loss) per share - diluted	$0.18	($0.31)
Non-GAAP adjustments detailed above	0.09	0.33
NON-GAAP NET INCOME PER SHARE (diluted)	$0.27	$0.02

Planar Systems, Inc.

Revenue by Product Line

(In millions)

(unaudited)

	Three months ended			% Change
	Sep. 26, 2014	Sep. 27, 2013	Jun. 27, 2014	vs. Prior Year	vs. Prior Quarter
Digital Signage Sales	$25.2	$17.7	$21.4	42%	18%
Commercial & Industrial Sales	28.4	28.0	22.5	2%	26%
Desktop Monitors	11.4	11.2	9.3	2%	23%
Rear Projection Cubes	5.1	4.9	4.6	3%	11%
Touch Monitors	3.6	4.6	3.2	-21%	13%
High-end Home	1.1	2.0	1.2	-42%	-8%
Custom Commercial & Industrial	7.2	5.1	4.2	40%	71%
Other	—	0.2	—	-100%	0%

Total Sales	$53.6	$45.7	$43.9	17%	22%

Planar Systems, Inc.

Revenue by Product Line

(In millions)

(unaudited)

	Twelve months ended		% Change
	Sep. 26, 2014	Sep. 27, 2013	vs. Prior Year
Digital Signage Sales	$84.5	$62.1	36%
Commercial & Industrial Sales	94.5	104.7	-10%
Desktop Monitors	36.5	38.0	-4%
Rear Projection Cubes	18.8	20.8	-10%
Touch Monitors	13.7	19.8	-31%
High-end Home	5.7	9.7	-41%
Custom Commercial & Industrial	19.4	13.1	49%
Electroluminescent(1)	—	2.3	-100%
Other	0.4	1.0	-59%

Total Sales	$179.0	$166.8	7%

Electroluminescent(1)	—	2.3	-100%

Total Sales without Electroluminescent	$179.0	$164.5	9%

(1)	In the first quarter of 2013, the Company sold the assets and liabilities related to the Electroluminescent product line, including custom glass, which was included in other commercial & industrial sales.